EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David Massa

U.S. Bank National Association

100 Wall Street

New York, NY 10005

(212) 361-4386

(Name, address and telephone number of agent for service)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of obligor as specified in its charter)

Massachusetts	04-2976299
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Ten Post Office Square Boston, Massachusetts	02109
(Address of principal executive offices	(Zip Code)

3.00% Contingent Convertible Senior Notes due 2027

(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.[1]

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

7.	Report of Condition of the Trustee as of December 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

[1]	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 7th of November, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of June 30, 2007

($000’s)

6/30/2007
Assets
Cash and Balances Due From Depository Institutions	$466,229
Fixed Assets	138
Intangible Assets	82,351
Other Assets	37,138

Total Assets	$585,856

Liabilities
Other Liabilities	$22,191

Total Liabilities	$22,191

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	56,733

Total Equity Capital	$563,665

Total Liabilities and Equity Capital	$585,856

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association